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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            ILX RESORTS INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
5)   Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

ILX RESORTS INCORPORATED [LOGO]

2111 East Highland Avenue, Suite 210
Phoenix, Arizona 85016

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JUNE 19, 2003

To the Shareholders of ILX Resorts Incorporated:

     Notice is hereby given that the 2003 Annual Meeting of Shareholders of ILX Resorts Incorporated, an Arizona corporation (the "Company"), will be held at the ILX Resorts Phoenix Sales Office, at 2111 E. Highland Avenue, Suite 150, on the 19th day of June, 2003 at 11:00 a.m., local time, to consider and act upon the following proposals:

     (a) To elect eight (8) directors to serve until the next annual meeting of shareholders of the Company, or until their successors are duly elected and qualified; and

     (b) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing matters are more fully explained in the accompanying Proxy Statement which is hereby made a part of this notice. All holders of record of Common Stock at the close of business on April 14, 2003 will be entitled to vote at the meeting.

     All shareholders are cordially invited to attend the meeting in person. You are urged to sign, date and otherwise complete the enclosed proxy card and return it promptly in the enclosed envelope whether or not you plan to attend the meeting. If you attend the meeting, you may vote your shares in person even if you have signed and returned your proxy card.

                                       By order of the Board of Directors,

                                       /s/ Stephanie D. Castronova

                                       Stephanie D. Castronova
                                       Secretary

Phoenix, Arizona
April 9, 2003

                            ILX RESORTS INCORPORATED

                      2111 East Highland Avenue, Suite 210
                             Phoenix, Arizona 85016

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held on June 19, 2003

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ILX Resorts Incorporated, an Arizona corporation (the "Company"), for use at the Company's 2003 Annual Meeting of Shareholders (the "Meeting"), to be held on June 19, 2003, at 11:00 a.m., local time, and at any and all adjournments and postponements of the Meeting. The Meeting will be held at the ILX Resorts Phoenix Sales Office, 2111 E. Highland Avenue, Suite 150, Phoenix, Arizona 85016. This Proxy Statement and the accompanying form of proxy (the "Proxy") will be first mailed to shareholders on or about April 28, 2003.

     Only holders of record of the Company's no par value common stock (the "Common Stock") at the close of business on April 14, 2003 (the "Record Date") are entitled to vote at the Meeting. The Proxy is enclosed for use at the Meeting if you are unable to attend in person. The persons named therein as proxies were selected by the Board of Directors of the Company. The Proxy is solicited by the Board of Directors of the Company. If a Proxy in the accompanying form is duly executed and returned, it will be voted as specified therein. If no specification is made, it will be voted in accordance with recommendations made by the Board of Directors. The Proxy may, nevertheless, be revoked at any time prior to exercise by delivering written notice of revocation to the Secretary of the Company or by attending the meeting and voting in person.

     The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and the Proxy and the cost of further solicitation hereinafter referred to is to be borne by the Company and is estimated to be nominal. In addition to the use of the mails, it may be necessary to conduct some solicitation by telephone, telegraph or personal interview. Any such solicitation will be done by the directors, officers and regular employees of the Company; and, in addition, banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward proxy soliciting materials to their principals to obtain authorization for the execution of proxies on their behalf. The Company will not pay such persons any compensation for soliciting proxies, but such persons will be reimbursed by the Company for their out-of-pocket expenses incurred in connection therewith.

                                     VOTING

     At the close of business on February 28, 2003, the Company had issued and outstanding 2,935,845 shares of Common Stock, each share being entitled to one vote. No other voting class of stock was then or is now outstanding.

     The holders of the majority of the shares of the Company's Common Stock outstanding on the Record Date and entitled to be voted at the Meeting, whether present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and any adjournments and postponements thereof.

     Shareholders have cumulative voting rights with respect to the election of directors. Cumulative voting entitles each shareholder to cast a number of votes equal to the number of shares of Common Stock held multiplied by the number of directorships to be filled. A shareholder may cast all of its votes for one candidate or distribute the votes among two or more candidates. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in the tabulation of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. The eight nominees receiving the most votes shall be deemed elected to the Company's Board of Directors.

     Any shareholder wishing to do so may appoint Joseph P. Martori and Nancy J. Stone as proxies to vote such shareholder's stock by so indicating his preference on his Proxy Form. By making such an election, the shareholder appoints Joseph P. Martori and Nancy J. Stone, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated on the Proxy Form, all the shares of Common Stock of ILX Resorts Incorporated held of record by the shareholder on April 14, 2003, at the Annual Meeting of Shareholders to be held June 19, 2003, or any adjournment thereof.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

     The following table sets forth, as of February 28, 2003, certain information regarding the beneficial ownership of the Common Stock of the Company by (i) each person known by the Company to have beneficial ownership of 5% or more of the outstanding Common Stock, (ii) each director, (iii) each Named Executive Officer (hereinafter defined) and (iv) all executive officers and directors as a group.

     NAME AND ADDRESS OF                                 NUMBER OF    PERCENTAGE
     BENEFICIAL OWNER (+)                                SHARES(1)     OF CLASS
     --------------------                                ---------     --------

     Joseph P. Martori                                 1,125,685(2)      38.3%

     Nancy J. Stone                                      134,232(3)       4.6%

     Edward S. Zielinski                                  48,647(4)       1.7%

     Patrick J. McGroder III                              41,973(5)       1.4%

     Joseph P. Martori, II                                44,604          1.5%

     Wayne M. Greenholtz                                       0            *

     Steven R. Chanen                                      5,000(6)         *

     Steven A. White                                       6,525(6)       0.2%

     Donald D. Denton, Jr.                                16,363(7)       0.6%

     Margaret M. Eardley                                   1,000            *

     Thomas F. Dunlap                                          0            *

     Martori Enterprises Incorporated ("MEI")            849,110         28.9%

     ILX Resorts Incorporated Employee Stock
       Ownership Plan & Trust                            613,802         20.9%

     All Directors and Officers as a Group
       (11 persons)                                    1,424,029(8)      48.1%

----------
*    Less than 1%.

(+) Unless otherwise indicated, each holder has the address: c/o ILX Resorts Incorporated, 2111 East Highland Avenue, Suite 210, Phoenix, Arizona 85016.

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days after the date set forth in the introductory paragraph above. However, for purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or group of persons has or have the right to acquire from the Company within 60 days from the date set forth in the introductory paragraph above is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or of All Directors and Officers as a Group.

(2) Includes 849,110 shares owned by MEI, of which Joseph P. Martori is a director and owner of 96% of the voting capital stock; 132,300 shares held in IRA accounts of which he is beneficiary; 7,818 shares held by his wife, Mia A. Martori; 212 shares held by a trust of which he is trustee; 5,100 shares which he holds as custodian for his daughter for Arianne Terres Martori and 142 shares owned by an estate of which he is a personal representative.

(3) Includes 5,000 shares issuable by the Company pursuant to options at $8.125 per share and 7,304 shares held by her husband, Michael W. Stone.

(4) Includes 200 shares held by Edward S. Zielinski as custodian for his son, Stefan Edward Zielinski; options to purchase 6,000 shares from the Company at $8.125 per share; and 100 shares held by his wife, Nancy Zielinski.

(5) Includes 1,500 shares held by the Patrick J. McGroder III and Susan McGroder Revocable Trust; 6,700 shares held by the McGroder Family Limited Partnership, in which Patrick J. McGroder III and Susan McGroder have a 99% interest; 19 shares held by Patrick J. McGroder III, P.C., an Arizona professional corporation, wholly owned by Patrick J. McGroder III; 2,255 shares held by Susan McGroder IRA; 20,000 shares held by McMac, L.L.C., an Arizona limited liability company of which Patrick J. McGroder III is one-third owner; 2,650 shares held by Mr. McGroder's children's irrevocable trusts as follows: 1,050 shares held by the Caroline E. McGroder 1992 Trust; 1,050 shares held by the Elizabeth McGroder 1992 Trust; 50 shares held by the Patrick J. McGroder IV 1992 Trust; 500 shares by the Patrick J. McGroder IV UTMA Arizona Trust; and options to purchase 5,000 shares from the Company at $3.25 per share.

(6) Includes options to purchase 5,000 shares from the Company at $4.60 per share.

(7)  Includes 674 shares held by the estate of Linda C. Denton.

(8)  Includes options to purchase 26,000 shares from the Company.

     The management of the Company is not aware of any change in control of the Company that has taken place since the beginning of the last fiscal year, nor of any contractual arrangements or pledges of securities, the operation of the terms of which may at a subsequent date result in a change in control of the Company.

                              ELECTION OF DIRECTORS

     The entire Board of Directors is elected annually, with each director to hold office until the next annual meeting of shareholders or until his or her successor is elected and qualified. The persons named as proxy holders in the enclosed Proxy have been designated by the Board of Directors and they intend to vote "FOR" the election to the Board of Directors of each of the persons named below, except where authority is withheld by a shareholder. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CAST YOUR VOTE FOR ELECTION OF EACH OF THE NOMINEES TO SERVE ON THE BOARD OF DIRECTORS.

     Each of the nominees has consented to be named herein and to serve if elected. However, if any nominee at the time of election is unable or unwilling to serve as a director or is otherwise unavailable for election, the shares represented by proxies will be voted for the election of such other person as the Board of Directors may designate or, in the absence of such designation, for a nominee selected by the proxy holders named in the enclosed Proxy.

     Certain information concerning the director nominees as of February 28, 2003 is set forth below. Except as set forth herein, none of the nominees are officers or directors of any other publicly owned corporation or entity.

                                                     DIRECTOR
            NAME                          AGE          SINCE
            ----                          ---          -----
            Steven R. Chanen               49          1995
            Wayne M. Greenholtz            62          2003
            Joseph P. Martori              61          1986
            Joseph P. Martori, II          33          1999
            Patrick J. McGroder III        57          1997
            Nancy J. Stone                 45          1989
            Steven A. White                58          2001
            Edward S. Zielinski            51          1996

DIRECTOR NOMINEES

     STEVEN R. CHANEN has served as a director of the Company since July 1995. Mr. Chanen has served as President and Chief Operating Officer of Chanen Construction Company, Inc., Phoenix, Arizona, since 1989 and as Chairman of the Board of Media Technology Capital Corporation (doing business as S.R. Chanen & Co., Inc.) since 1987. Prior thereto, Mr. Chanen served as Vice President of FMR Capital Corporation from 1981 to 1986 and as a shareholder and director of Wentworth and Lundin law firm from 1980 to 1986. Mr. Chanen received B.S. and J.D. degrees from Arizona State University.

     WAYNE M. GREENHOLTZ has served as a director of the Company since April 2003. Mr. Greenholtz is President of Nedra Capital, an independent specialty finance and consulting company which he founded in January 2000. From 1995 until 2000, Mr. Greenholtz served as Senior Vice President of Litchfield Financial Corporation, overseeing the operations of their Denver, Colorado facility until the company was acquired by Textron Financial Corporation. For twelve years prior to 1995, Mr. Greenholtz was Senior Vice President and Chief Operating Officer for Government Employees Financial Corporation, a subsidiary of GEICO Corporation that specialized in banking, finance and resort development, marketing and finance. Overall, Mr. Greenholtz has in excess of 30 years experience in financial services, with emphasis in serving the Resort/Hospitality Business. Mr. Greenholtz attended the University of Maryland.

     JOSEPH P. MARTORI has served as a director of the Company since its inception and as Chairman of the Board since 1991. Mr. Martori served as President from November 1993 through 1995 and has served as Chief Executive Officer since 1994. Prior thereto, Mr. Martori was engaged in the private practice of law since 1967 with the New York City law firm of Sullivan & Cromwell; the Phoenix law firms of Snell & Wilmer; Martori, Meyer, Hendricks & Victor, P.A. (of which he was a founding member); and Brown & Bain, P.A. (of which he was the Chairman of the Corporate, Real Estate and Banking Department). Mr. Martori was a founder of Firstar Metropolitan Bank & Trust in Phoenix and served on its Board of Directors from 1983 to 2001. Mr. Martori is Chairman of the Board of MEI, an investment company that holds 28.9% of the Company's outstanding Common Stock. Mr. Martori is also Chairman of the Board of Greens Worldwide Incorporated ("GWWI"). The Company owns (directly and indirectly) 37.7% of GWWI. Mr. Martori is a member of the Board of Trustees of The Lawyers' Committee for Civil Rights under Law. Mr. Martori received a B.S. degree and an M.B.A. degree in finance from New York University and a J.D. degree from the University of Notre Dame Law School. Mr. Martori is the father of Joseph P. Martori, II.

     JOSEPH P. MARTORI, II has served as a director of the Company since July 1999, has been employed by the Company since October 1995, has been a Vice President since June 1996, a Senior Vice President since June 2000 and an
Executive Vice President since June 2001. Mr. Martori has also served as Executive Vice President of Sales of Varsity Clubs of America Incorporated since July 1997, in which role he oversees the operations of the Company's Varsity Clubs sales offices. Mr. Martori also oversees operations of the Company's offsite Las Vegas sales office. From September 1993 until August 1995, Mr. Martori attended the University of New Mexico in the Anderson School of Management MBA program. Mr. Martori holds a B.S. degree in Agriculture from the University of Arizona. Joseph P. Martori, II is the son of Joseph P. Martori.

     PATRICK J. MCGRODER III has served as a director of the Company since June 1997. Mr. McGroder has been a trial lawyer engaged in the practice of law since 1970, currently with the law firm of Gallagher & Kennedy, P.A. Prior thereto, Mr. McGroder served as a member of the law firm of Goldstein & McGroder, Ltd. of Phoenix, Arizona (which he co-founded) from 1990 through 2001. Mr. McGroder received a B.A. degree from the University of Notre Dame and a J.D. degree from the University of Arizona School of Law. Mr. McGroder served as Chairman of the Board of Sedona Worldwide Incorporated ("SWI") from April 1998 to December 2001. SWI was a majority owned subsidiary of the Company until December 31, 1999. Mr. McGroder currently serves as Director of GWWI. The Company owns (directly and indirectly) 37.7% of GWWI.

     NANCY J. STONE has served as a director of the Company since April 1989, and as President and Chief Operating Officer since January 1996. Ms. Stone served as Chief Financial Officer of the Company from July 1993 to December 1997, as well as from January 1990 to April 1992, and as Executive Vice President from July 1993 to December 1995. Ms. Stone also served as Vice President of Finance and Secretary of the Company from April 1987 to December 1989. Ms. Stone is a Certified Public Accountant in the State of Arizona. Ms. Stone received a B.A. degree in accounting and finance from Michigan State University and an M.B.A. degree from Arizona State University.

     STEVEN A. WHITE has served as a director of the Company since September 2001. Mr. White has served as Chief Executive Officer of The Boston Financial Corporation, a financial consulting and real estate finance company, since 1974.

     EDWARD S. ZIELINSKI has served as a director and Executive Vice President of the Company since January 1996, and as President and Chief Operating Officer of Varsity Clubs of America Incorporated since July 1997. Mr. Zielinski served as Senior Vice President of the Company from January 1994 to December 1995 and as General Manager of Los Abrigados Resort & Spa from December 1992 until January 1994, and in various other executive positions with the Company since November 1988. Mr. Zielinski has over twenty years of resort management and marketing experience in both the domestic and international markets.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS MEETINGS

     The Board of Directors of the Company met four times during the fiscal year ended December 31, 2002. All directors attended each of the meetings of the Board of Directors, during the period they served as a director, and the Committees of the Board of Directors, if any, upon which such director served during the 2002 fiscal year, except for Patrick J. McGroder, who missed the February meeting.

     The Board of Directors maintains an audit committee ("Audit Committee"), a stock option committee ("Stock Option Committee"), a compensation committee ("Compensation Committee"), an executive committee and an information technology committee. There is no nominating committee or any committee performing that function.

AUDIT COMMITTEE

     The Audit Committee, which consists of Messrs. Greenholtz, McGroder and White, met four times during fiscal year 2002. The Audit Committee is responsible for appointing, compensating and overseeing the work of the Company's independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring the Company's financial policies and control procedures, and engaging, reviewing and monitoring the provision of non-audit services by the Company's auditors.

STOCK OPTION COMMITTEE

     The Stock Option Committee, which consists of Messrs. Chanen, McGroder and White, met once during fiscal year 2002. The function of the Stock Option Committee is to provide recommendations to the Board of Directors regarding the granting of stock options to key employees and directors of the Company.

COMPENSATION COMMITTEE

     The Compensation Committee, which consists of Messrs. Chanen, McGroder, and White met once during fiscal year 2002. The function of the Committee is to provide recommendations to the Board of Directors regarding the compensation of executive officers of the Company and regarding the compensation policies and practices of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following is a summary of transactions to which the Company or its subsidiaries is a party in which the amount involved since January 1, 2002 exceeded $60,000 and in which officers, directors, nominees and/or greater than 5% beneficial owners of the Company's Common Stock (or any immediate family members of the foregoing) had, or will have, a direct or indirect material interest.

     Effective as of January 1, 1998, the Company entered into four-year employment agreements with each of Messrs. Martori and Zielinski and Ms. Stone. Pursuant to these agreements, the Company committed to provide an initial annual base salary of $200,000 to Mr. Martori, $150,000 to Ms. Stone and $130,000 to Mr. Zielinski, in addition to bonus or other compensation payable at the discretion of the Board of Directors. Effective January 1, 2000, the base salaries of Ms. Stone and Mr. Zielinski were increased to $175,000 and $140,000, respectively, and effective January 1, 2001 to $225,000, $200,000 and $150,000 for Mr. Martori, Ms. Stone and Mr. Zielinski, respectively. Effective April 1, 2001, the base salaries of Mr. Martori, Ms. Stone and Mr. Zielinski were increased to $300,000, $250,000 and $180,000 respectively. Ms. Stone and Mr.

Zielinski received 15,000 and 7,000 restricted shares of Common Stock on January 1st of each year during their respective terms under the four-year employment agreements which terminated in 2001.

     During 1999, the Company adopted the ILX Resorts Incorporated Employee Stock Ownership Plan & Trust ("ESOP"). During the year ended December 31, 2002, the Company contributed $400,000 in cash to the ESOP which used the funds to exercise options for 100,000 shares of the Company's common stock.

     In December 1999, the Company completed the spin-off of its 80% owned subsidiary Sedona Worldwide Incorporated ("SWI"). As a result of the spin-off, the shareholders of the Company's common stock were issued the Company's 80% ownership in SWI and the Company no longer held a material interest in SWI. Shareholders as of the record date, including shareholder officers, directors and 5% beneficial owners of the Company's common stock, were issued a prorata distribution of shares of stock in SWI. Such shares were mailed to shareholders in January 2000. In conjunction with the spin-off, the Company agreed to provide up to $200,000 of working capital financing to SWI through November 30, 2000, with any such advances to bear interest at prime plus 3% and be due on December 31, 2000. In December 2000, the terms of the note were modified to include securing the note with inventory and extending the due date to December 31, 2001. During 2001, no advances were made under this agreement and the balance of the note was $108,000. Effective January 2, 2002 the Company entered into a General Bill of Sale, Assignment and Assumption Agreement with SWI whereby the Company assumed all of the assets and liabilities of SWI in full satisfaction of this advance.

     In August 2002, SWI was reorganized and named Greens Worldwide Incorporated. The Company invested $1,000,000 in cash for 8,000,000 shares or an approximately 36.4% ownership in GWWI. The Company also holds 270,618 shares indirectly through the ILX Resorts Employee Stock Ownership Plan and Trust and the ILX Resorts Profit Sharing Plan. GWWI plans to develop 23-acres of the Company's 44-acre parcel in Las Vegas, Nevada. The facility will include a sports themed restaurant and bar, pro-shop, and natural grass putting courses. Plans include six putting courses of which four will be developed using 24 full-sized championship putting greens, each inspired by famous greens known around the world.

     In October 2001, the Company adopted a stock compensation program ("the Stock Compensation Program") for certain of its employees, primarily those earning $50,000 or more per year. Under the program, employees received a portion of compensation they would otherwise have earned in cash during the fourth quarter of 2001 in shares of stock of the Company at a prescribed formula. This program was extended to the first quarter of 2002, with shares issuable in the second quarter of 2002. The total number of shares issued under the program in 2002 were 58,745 shares of which 31,742 were issued at $6.90 per share and 27,003 were issued at $6.80 per share.

     In March 2002, the Company completed a transaction with Edward John Martori
(EJM). EJM had been a creditor of the company and was a direct and indirect major shareholder of the Company. EJM purchased the Sedona Station (the Sedona sales office) for $1,650,000 and the Company recorded a gain of $586,111 on the transaction. The loan to the Company secured by the property, which had a balance of $794,345, was assumed by EJM and a note payable from the Company to EJM of $700,000 was paid in full as a part of the transaction. The balance of the purchase price was paid to the Company in cash. The Company is leasing the space back from EJM under a nine-year lease agreement (at $165,000 per annum) and paid $123,751 for rent expense during the twelve months ended December 31, 2002.

     In January 2000, the Company entered into an agreement to lease from EJM for $48,000 rent per year the building that houses its telemarketing operations, administrative offices and warehouse and administrative offices. The agreement has a two-year term, with three one-year options of the Company to renew. Prior to January 2000, SWI leased the building from EJM for $48,000 per year rent under an original one-year term with four options to renew through December 2000. The Company paid $48,000 rent to EJM in 2002. Three one-year options to renew at the rate of $48,000 per year remain on the existing lease.

     Joseph P. Martori, Chairman of the Board and Chief Executive Officer of the Company, is also the Chairman of the Board of MEI, which owned 28.9% of the Common Stock outstanding as of February 28, 2003. The voting stock of MEI is controlled by Mr. Martori.

     In August 2002, the Company's Series B Convertible Preferred shareholders converted the remaining 55,000 outstanding shares of Series B Convertible Preferred Stock for 22,000 shares of common stock, and the ESOP agreed to purchase such common shares at $8.25 per share in exchange for notes payable of $181,500. The notes bear interest at 6%, payable in quarterly payments of principal and interest through 2003, and are secured by the common shares. The principal amount of the notes is guaranteed by the Company. No principal or interest payments were made in 2002. The Company also settled the liquidation preference for $204,649.

     The above-described transactions are believed to be on terms no less favorable to the Company than those available in arms' length transactions with unaffiliated third parties. Each transaction has been approved by independent directors of the Company who are not parties to the transaction.

                              EXECUTIVE MANAGEMENT

     The following table sets forth certain information concerning the Company's executive officers and certain key employees. Except as otherwise noted, none of the executive officers are directors or officers of any other publicly owned corporation or entity.

NAME                     AGE   POSITION
----                     ---   --------

Joseph P. Martori        61    Chairman of the Board and Chief Executive Officer
Nancy J. Stone           45    President, Chief Operating Officer and Director
Edward S. Zielinski      51    Executive Vice President, President and Chief
                               Operating Officer of Varsity Clubs of America
                               Incorporated and Director
Joseph P. Martori, II    33    Executive Vice President, Executive Vice
                               President of Sales of Varsity Clubs of America
                               Incorporated and Director
Margaret M. Eardley      34    Executive Vice President and Chief Financial
                               Officer
Donald D. Denton         42    Executive Vice President of Sales
Thomas F. Dunlap         54    Executive Vice President of Marketing

EXECUTIVE OFFICERS

     JOSEPH P. MARTORI has served as a director of the Company since its inception and as Chairman of the Board since 1991. Mr. Martori served as President from November 1993 through 1995 and has served as Chief Executive Officer since 1994. Prior thereto, Mr. Martori was engaged in the private practice of law since 1967 with the New York City law firm of Sullivan & Cromwell; the Phoenix law firms of Snell & Wilmer; Martori, Meyer, Hendricks & Victor, P.A. (of which he was a founding member); and Brown & Bain, P.A. (of which he was the Chairman of the Corporate, Real Estate and Banking Department). Mr. Martori was a founder of Firstar Metropolitan Bank & Trust in Phoenix and served on its Board of Directors from 1983 to 2001. Mr. Martori is Chairman of the Board of MEI, an investment company that holds 28.9% of the Company's outstanding Common Stock. Mr. Martori is also Chairman of the Board of GWWI. The Company currently owns (directly and indirectly) 37.7% of GWWI. Mr. Martori is a member of the Board of Trustees of The Lawyers' Committee for Civil Rights under Law. Mr. Martori received a B.S. degree and an M.B.A. degree in finance from New York University and a J.D. degree from the University of Notre Dame Law School. Mr. Martori is the father of board member Joseph P. Martori, II.

     NANCY J. STONE has served as a director of the Company since April 1989 and as President and Chief Operating Officer since January 1996. Ms. Stone served as Chief Financial Officer of the Company from July 1993 to December 1997, as well as from January 1990 to April 1992, and as Executive Vice President from July 1993 to December 1995. Ms. Stone also served as Vice President of Finance and Secretary of the Company from April 1987 to December 1989. Ms. Stone is a Certified Public Accountant in the State of Arizona. Ms. Stone received a B.A. degree in accounting and finance from Michigan State University and an M.B.A. degree from Arizona State University.

     EDWARD S. ZIELINSKI has served as a director and Executive Vice President of the Company since January 1996, and as President and Chief Operating Officer of Varsity Clubs of America Incorporated since July 1997. Mr. Zielinski served as Senior Vice President of the Company from January 1994 to December 1995 and as General Manager of Los Abrigados Resort & Spa from December 1992 until January 1994, and in various other executive positions with the Company since November 1988. Mr. Zielinski has over twenty years of resort management and marketing experience in both the domestic and international markets.

     JOSEPH P. MARTORI, II has served as a director of the Company since July 1999, has been employed by the Company since October 1995, has been a Vice President since June 1996, a Senior Vice President since June 2000 and an
Executive Vice President since June 2001. Mr. Martori has also served as Executive Vice President of Sales of Varsity Clubs of America Incorporated since July 1997, in which role he oversees the operations of the Company's Varsity Clubs sales offices. Mr. Martori also oversees operations of the Company's offsite Las Vegas sales office that opened in January 2002. From September 1993 until August 1995, Mr. Martori attended the University of New Mexico in the Anderson School of Management MBA program. Mr. Martori holds a B.S. degree in Agriculture from the University of Arizona. Joseph P. Martori, II is the son of Joseph P. Martori.

     MARGARET M. EARDLEY has served as Executive Vice President and Chief Financial Officer of the Company since October 2001 and from March 2000 to July 2000. Ms. Eardley was Vice President, Chief Financial Officer and Chief Operating Officer of Republic Western Insurance Company from August 2000 to 2001. Ms. Eardley served as Vice President and Chief Financial Officer of First American Health Concepts, Inc. from 1998 to 2000 and Vice President of Finance for Cedar Hill Assurance Company from 1997 to 1998. Ms. Eardley also serves as Director of GWWI. The Company owns (directly and indirectly) 37.7% of GWWI. Ms. Eardley received a B.S. degree in Finance from Arizona State University and an M.B.A. from the University of Phoenix.

     DONALD D. DENTON has served as Executive Vice President of Sales and General Sales Manager at Los Abrigados Resort & Spa since March 1999. Mr. Denton served as Senior Vice President from January 1996 to September 1997 and General Sales Manager at Los Abrigados Resort & Spa from February 1993 to September
1997. From December 1998 through February 1999, Mr. Denton was president of Denton Marketing Group, a company which he founded, engaged in providing sales and marketing services to the vacation ownership industry in the Palm Springs area of California.

     THOMAS F. DUNLAP has served as Executive Vice President of Marketing since September 2002. Prior thereto, Mr. Dunlap served as Vacation Ownership Director for London Bridge Resort from June 1990 to July 2001. Mr. Dunlap has over twenty years of sales and marketing experience in resort development.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows, for each of the fiscal years ended December 31, 2002, 2001 and 2000, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to each of the Company's Chief Executive Officer and other most highly compensated executive officers (collectively, the "Named Executive Officers") receiving compensation in excess of $100,000 in all capacities in which they served during the last completed fiscal year.

                                                                          SUMMARY COMPENSATION
                                                                                               LONG-TERM
                                                  ANNUAL COMPENSATION (2)                 COMPENSATION AWARDS
                                    ------------------------------------------------    -------------------------
                                                                            OTHER       RESTRICTED    SECURITIES
                                                                           ANNUAL          STOCK      UNDERLYING       ALL OTHER
NAME AND TITLE                      YEAR       SALARY         BONUS     COMPENSATION      AWARDS     OPTIONS/SARS    COMPENSATION
--------------                      ----       ------         -----     ------------      ------     ------------    ------------
Joseph P. Martori (l)               2002       306,660(3)      --             --            --            --              --
    Chairman and Chief              2001       289,551(4)    65,331(5)        --            --            --              --
    Executive Officer               2000       200,100       27,332(6)        --            --            --              --

Nancy J. Stone (1)                  2002       258,080(7)        --           --            --            --              --
    President                       2001       245,804(8)    48,868(9)        --            --            --              --
                                    2000       175,000       55,839(10)       --            --            --              --

Edward S. Zielinski (l)             2002       178,121(11)       --           --            --            --              --
    Executive Vice President        2001       172,582(12)   12,420(13)       --            --            --              --
                                    2000       140,000       10,951(14)       --            --            --              --

Donald D. Denton                    2002        36,000      211,215(15)       --            --            --              --
   Executive Vice President         2001        36,000      260,512(16)       --            --            --              --
   of Sales                         2000        36,000      238,112(17)       --            --            --              --

Margaret M. Eardley                 2002       137,149           --(18)       --            --            --              --
    Executive Vice President        2001        31,192(19)       --           --            --            --              --
    and Chief Financial Officer     2000        41,110(20)       --           --            --            --              --

----------
(1) Effective as of January 1, 1998, each of Mr. Martori, Ms. Stone and Mr. Zielinski entered into an employment agreement with the Company that establishes the rates of annual base and incentive compensation to be received by him or her commencing on such date. The respective agreements terminated in 2001. See "Certain Relationships and Related Transactions."

(2) Excludes Profit Sharing Plan and Employee Stock Ownership Plan contributions on behalf of the respective Named Executive Officer. During 1994, the Company adopted a Profit Sharing Plan and has since declared annual contributions. During 1999, the Company adopted an Employee Stock Ownership Plan, to which it made contributions in 2000, 2001 and 2002. None of the Named Executive Officers was allocated more than $9,200 for 2000, $7,600 for 2001, and $8,900 for 2002 under the two plans.

(3) Includes 3,462 shares of Common Stock at $6.80 per share for 2002 compensation issued under the Stock Compensation Program.

(4) Includes 3,750 shares of Common Stock at $6.90 per share for 2001 compensation, but issued in 2002 under the Stock Compensation Program.

(5) Includes 10,000 and 12,500 shares of restricted Common Stock at $1.87 and $2.06 per share respectively.

(6) Excludes 22,500 shares of restricted Common Stock issued in 2001, but which were revocable in the event Mr. Martori was not employed by the Company on January 1, 2002. Such shares are included in 2001 compensation.

(7) Includes 2,885 shares of Common Stock at $6.80 per share for 2002 compensation issued under the Stock Compensation Program.

(8) Includes 3,125 shares of Common Stock at $6.90 per share for 2001 compensation, but issued in 2002 under the Stock Compensation Program.

(9) Includes 15,000 and 5,000 shares of restricted Common Stock at $1.50 and $1.87 per share, respectively.

(10) Includes 15,000 shares of unrestricted Common Stock at $1.125 per share. Excludes 5,000 shares of restricted Common Stock issued in 2000, but which were revocable if Ms. Stone was not employed by the Company on January 1, 2002, and 15,000 shares of restricted Common Stock issued in 2000 but not earned until January 2001. Such shares are included in 2001 compensation.

(11) Includes 2,077 shares of Common Stock at $6.80 per share for 2002 compensation issued under the Stock Compensation Program.

(12) Includes 2,250 shares of Common Stock at $6.90 per share for 2001 compensation, but issued in 2002 under the Stock Compensation Program.

(13) Includes 7,000 shares of restricted Common Stock at $1.50 per share.

(14) Includes 7,000 shares restricted Common Stock at $1.125 per share. Excludes 7,000 shares of restricted Common Stock issued in 2000 but not earned until January 2001. Such shares are included in 2001 compensation.

(15) Includes commissions on sales of vacation ownership interests and 2,629 shares of Common Stock at $6.80 per share for 2002 compensation issued under the Stock Compensation Program. Excludes 2,000 shares of restricted Common Stock issued in 2002 but which are revocable in the event Mr. Denton is not employed by the Company on January 1, 2004.

(16) Includes commissions on sales of vacation ownership interests and 3,174 shares of Common Stock at $6.90 per share for 2001 compensation, but issued in 2002 under the Stock Compensation Program.

(17) Includes commissions on sales of vacation ownership interests and 6,000 and 4,000 shares of restricted Common Stock at $0.969 and $0.875 per share, respectively.

(18) Excludes 1,000 shares of restricted Common Stock issued in 2002 but which are revocable in the event Ms. Eardley is not employed by the Company on January 1, 2004.

(19) Ms. Eardley  worked a partial year in 2001,  commencing on October 1, 2001.

(20) Ms. Eardley worked a partial year in 2000, from March to August.

OPTION GRANTS IN THE LAST FISCAL YEAR

     No stock options or stock appreciation rights were granted to Named Executive Officers in 2002.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                               AND FISCAL YEAR END
                                  OPTION VALUES

     The following table sets forth information regarding option exercises by the Named Executive Officers during 2002 and unexercised options held by Named Executive Officers at December 31, 2002.

                                                       NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                          SHARES                    OPTIONS AT FISCAL YEAR-END           FISCAL YEAR-END
                        ACQUIRED ON      VALUE     ----------------------------    ----------------------------
NAME                   EXERCISE (#)    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                   ------------    --------    -----------    -------------    -----------    -------------
Joseph P. Martori            0             0               0            0               0               0
Nancy J. Stone               0             0           5,000            0               0               0
Edward S. Zielinski          0             0           6,000            0               0               0

DIRECTOR COMPENSATION

     The Company's policy is to pay a fee for each Board of Directors' meeting attended by directors who are not employees of the Company, and reimburse all directors for actual expenses incurred in connection with attending meetings of the Board of Directors. The fee for each Board of Directors' meeting attended by a non-employee director is $1,000. In addition, all non-employee directors receive a grant of options to purchase 5,000 shares of Common Stock following their election to the Board of Directors. The options are fully exercisable on the first anniversary of the date of grant.

STOCK OPTION PLANS

     The Company's stock option plans are administered by the Compensation Committee of the Board of Directors, which selects the persons to whom stock options are granted and determines the terms and conditions of each grant, including the number of shares of Common Stock covered by the option, its exercise price or purchase price, and its expiration date.

     1995 STOCK OPTION PLAN. The Company's 1995 Stock Option Plan was adopted by the Board of Directors in July 1995 (the "1995 Stock Option Plan"). The 1995 Stock Option Plan authorizes the Board of Directors of the Company to grant options to purchase the Company's authorized but unissued or reacquired Common Stock to the key employees of the Company or its subsidiaries. The aggregate number of shares of Common Stock that may be issued under the Stock Option Plan is 100,000 shares, of which 66,800 were available for future grants as of December 31, 2002. Stock options entitle the optionee to purchase Common Stock from the Company for a specified exercise price as determined by the Board of Directors, during a period specified in the applicable option agreement.

     Under the 1995 Stock Option Plan, the Company may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options"), or options not intended to qualify as Incentive Stock Options ("Nonstatutory Options"). The options are granted for investment purposes only and are not transferable except by the laws of descent and devise.

     Incentive Stock Options may only be granted to employees of the Company. They are exercisable one year after the grant of the options and expire on the earlier of (i) five years after the date of grant as to any optionee who immediately before the granting of the options owned more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries or (ii) ten years after the date of grant of the option as to any optionee whose stock ownership represented less than ten percent of the Company or any of its subsidiaries' combined voting power immediately before the date of grant. Nonstatutory Stock Options are exercisable at any time after they are granted and their durations are determined by the Board of Directors. All options granted pursuant to the 1995 Stock Option Plan are subject to earlier termination in the event of the termination of the optionee's employment with the Company.

     1992 STOCK OPTION PLAN. The Company's 1992 Stock Option Plan was adopted by the Board of Directors in May 1992 (the "1992 Stock Option Plan"). The 1992 Stock Option Plan authorizes the Board of Directors of the Company to grant options to purchase the Company's authorized but unissued or reacquired Common Stock to the key employees of the Company or its subsidiaries. The aggregate number of shares of Common Stock that may be issued under the 1992 Stock Option Plan is 100,000 shares, all of which were granted at December 31, 2002. Stock options entitle the optionee to purchase Common Stock from the Company for a specified exercise price as determined by the Board of Directors, during a period specified in the applicable option agreement.

     Under the 1992 Stock Option Plan, the Company may grant Incentive Stock Options or Nonstatutory Options. All options granted pursuant to the 1992 Stock Option Plan are granted for investment purposes only and are not transferable except by laws of descent and devise.

     Incentive Stock Options may only be granted to employees of the Company. They are exercisable one year after the grant of the options and expire on the earlier of (i) five years after the grant of the options for any optionee who immediately before the granting of the options owned more than ten percent of the total combined voting power of all classes of stock of the Corporation or any of its subsidiaries or (ii) ten years after the grant of the options for any optionee whose stock ownership represented less than ten percent of the Company or any of its subsidiaries' combined voting power immediately before the granting of the options. Nonstatutory Stock Options are exercisable at any time after they are granted and their durations are determined by the Board of Directors. However, both types of options are subject to earlier termination in the event of the termination of the optionee's employment with the Company.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation during the year ended December 31, 2002:

     It is the Company's policy to compensate its executives in a manner that aligns their interests with the long-term interests of the Company and its shareholders. Through its compensation policies the Company also seeks to attract and retain senior executives and reward executives for their collective and individual contribution to the leadership and short-term and long-term growth and profitability of the Company. The Company compensates its executives through a mixture of base salary, discretionary bonuses, and discretionary stock and stock option grants. The principal component of executive compensation to date has been base salary and, in the case of the executive responsible for the Company's vacation ownership interest sales, commission.

     BASE SALARY. Each executive of the Company receives a base salary which is intended to be competitive with similarly situated executives in companies of a similar size and nature. In setting base salaries for 2002, the Compensation Committee considered the executive's position relative to other executives, overall responsibility, the achievement of past performance objectives, and compensation information gathered informally from publicly available information with respect to similar companies.

     DISCRETIONARY OPTIONS. From time to time, the Company has granted stock options to executives to recognize significant performance and to encourage them to take an equity stake in the Company. In making past option awards, the Compensation Committee has reviewed the overall performance of the executives and the Company has awarded options on a discretionary basis, based upon a largely subjective determination. No stock options were granted to executive officers during 2002.

     BONUSES. From time to time, the Company has granted bonuses, either in cash, stock, or a combination of both, to executive officers who, in the discretion of the Company's Compensation Committee, have performed in a manner meriting recognition above and beyond their base salary.

     In 2002, 2,000 and 1,000 shares of unregistered Common Stock were issued as discretionary bonuses to Mr. Denton and Ms. Eardley, respectively. The shares will be revoked if the officers are not employed on January 1, 2004.

     PROFIT SHARING PLAN. In 1994, the Company adopted a Profit Sharing Plan for the benefit of all employees, including executive officers. A contribution of $50,000 was declared and funded for the 2002 fiscal year. The allocation did not exceed $1,500 for any executive officer. Allocations are determined based on participant earnings and the formulas defined in the plan, which are intended to comply with Internal Revenue Service regulations.

     EMPLOYEE  STOCK  OWNERSHIP  PLAN.  In 1999,  the  Company  adopted  an
     Employee Stock Ownership Plan for the benefit of all employees, including executive officers. For fiscal year 2002 the Company contributed $400,000 to the ESOP and the funds were used to exercise options for 100,000 shares of Common Stock. The allocation did not exceed $8,000 for any executive officer.

     STOCK OPTION PLANS. The Company has adopted 1992 and 1995 Stock Option Plans pursuant to which options (which terms as used herein includes both incentive stock options and non-statutory stock options) may be granted to key employees, including executive officers, directors and consultants, who are determined by the Stock Option Committee to have contributed in the past, or who may be expected to contribute materially in the future, to the success of the Company. The exercise price of the options granted pursuant to the Plan shall be not less than the fair market value of the Common Stock on the date of grant and employee and director holders must serve as employees or directors of the Company for at least one year before exercising the option. Options are exercisable over a five-year period from date of grant if the optionee is a ten- percent or more shareholder immediately prior to the granting of the option and over a ten-year period if the optionee is not a ten- percent shareholder. No options were granted to executive officers during fiscal year 2002.

     COMPLIANCE WITH SECTION 162(m) OF INTERNAL REVENUE CODE. Section 162(m) of the Internal Revenue Code of 1986, as amended ("Tax Code"), limits the corporate deduction for aggregate compensation paid to the Named Executive Officers identified herein to $1,000,000 per year, unless certain requirements are met. The Compensation Committee has reviewed the impact of the Tax Code provision on the current compensation package for its Named Executive Officers. None of the Named Executive Officers will exceed the applicable limit. The Compensation Committee will continue to review the impact of this Tax Code Section and make appropriate recommendations to shareholders in the future.

Phoenix, Arizona
April 9, 2003                THE ILX RESORTS INCORPORATED COMPENSATION COMMITTEE

                             AUDIT COMMITTEE REPORT

     The Board of Directors maintains an Audit Committee comprised of three of the Company's outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the current rule of the American Stock Exchange ("AMEX") that governs audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by AMEX Section 121(A). The Audit Committee revised its original Charter and the current Charter is found in Appendix A.

     The Audit Committee oversees the Company's financial process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. The Audit Committee has reviewed and discussed the audited financial statements with management.

     The Audit Committee has also reviewed the audited financial statements with the independent auditors and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1.

     Based on the reviews and discussions above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

Phoenix, Arizona
April 9, 2003                       THE ILX RESORTS INCORPORATED AUDIT COMMITTEE


     COMPARISON OF CUMULATIVE TOTAL RETURN AMONG THE COMPANY, NASDAQ MARKET
                            INDEX AND SIC CODE INDEX

     The data below compares the cumulative total return, assuming reinvestment of dividends, of the Company's Common Stock with the Nasdaq National Market Index and the SIC Code 701 Index (hotels and motels) from January 1, 1998 to December 31, 2002. The Company has selected SIC Code 701 based on its belief that it is the most applicable comparison available, based upon the absence of 5-year historical data regarding publicly owned timeshare companies that derive substantial revenues from hotel/motel operations.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG ILX RESORTS INCORPORATED,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

                                  [GRAPH]

                              1997      1998       1999       2000       2001       2002
                            -------   -------    -------    -------    -------    -------
ILX Resorts Incorporated    $100.00   $ 37.71    $ 27.43    $ 34.28    $121.59    $144.45
SIC Code Index              $100.00   $ 75.26    $ 74.01    $ 87.50    $ 87.87    $ 79.14
Nasdaq Market Index         $100.00   $141.04    $248.76    $156.35    $124.64    $ 86.94

                     ASSUMES $100 INVESTED ON JAN. 1, 1998
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2002

INDEPENDENT PUBLIC ACCOUNTANTS

     At the determination of the Audit Committee, the accounting firm of Hansen, Barnett & Maxwell, a professional corporation, was engaged as the Company's principal accountants for the year ended December 31, 2002. Representatives of Hansen, Barnett & Maxwell are expected to be available at the Annual Meeting. Such representatives will have an opportunity to make a statement if they desire to do so, and respond to appropriate questions. Hansen, Barnett & Maxwell also served as the Company's principal accountants for the fiscal years ended December 31, 1998, 1999, 2000, and 2001. The Board of Directors has not yet selected independent accountants for the fiscal year ending December 31, 2003.

AUDIT FEES

     Fees for the fiscal year 2002 audit and the review of Forms 10-Q for 2002 are $54,250; of which $2,500 has been billed as of April 9, 2003.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES.

     There were no fees billed for Financial Information Systems Design and Implementation Fees.

ALL OTHER FEES

     Aggregate Fees contracted/billed for all other services rendered by Hansen, Barnett & Maxwell for the year ended December 31, 2002 are $18,486 and consist mainly of non-audit fees related to tax compliance services.

                              FINANCIAL INFORMATION

     The Company's financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operation" are set forth in the Company's Annual Report, which is hereby incorporated by reference. An Annual Report will be mailed to all shareholders of Common Stock of record at the close of business on April 14, 2003, concurrently with the mailing of this Proxy Statement. UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER, THE COMPANY WILL PROVIDE TO SUCH SHAREHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2002, WITHOUT EXHIBITS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE DIRECTED IN WRITING TO THE COMPANY AT 2111 EAST HIGHLAND AVENUE, SUITE 210, PHOENIX, ARIZONA 85016,
ATTENTION: SECRETARY, TELEPHONE: 602.957.2777.

                              STOCKHOLDER PROPOSALS

     In order for proposals to be considered for inclusion in the Proxy Statement and Proxy for the 2004 Annual Meeting of Shareholders, such proposals must be received by the Secretary of the Company no later than January 22, 2004, and must comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to shareholders for their consideration at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named on the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Based solely upon the written representations of the Company's directors, executive officers and ten percent holders and review of Forms 3, 4, and 5 and amendments thereto furnished to the Company, the Company is aware of the following late filings for the year ended December 31, 2002:

Individual                 Number of Late Reports     Total Transactions Covered
----------                 ----------------------     --------------------------
Patrick J. McGroder III               1                            3

     The above individual has made his appropriate Form 3, Form 4 or Form 5 filings at the time of the mailing of this Proxy Statement.

Phoenix, Arizona
April 9, 2003                                             The Board of Directors

                                   APPENDIX A

                            ILX RESORTS INCORPORATED
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.   Purpose

          The primary functions of the Audit Committee are to: (a) assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by ILX Resorts Incorporated ("the Corporation") to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally; (b) prepare the report required by the United States Securities and Exchange Commission (the "SEC") for inclusion in the Corporation's annual proxy statement; (c) retain and terminate the Corporation's independent accountant; and (d) approve audit and non-audit services to be performed by the independent accountant. Consistent with this function, the Audit Committee shall encourage continuous improvement of, and foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to: o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system. o Review and appraise the audit efforts of the Corporation's independent accountants. o Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors. o Provide a facility to which all concerned outside parties as well as Corporation's employees can raise concerns related to the Corporation's accounting, internal control or audits.

          The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II.  Composition

          The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors as such term is defined in the effective rules and regulations of the SEC and the American Stock Exchange ("AMEX"), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. A director will not be considered "independent" if, among other things, he or she has:

     * been employed by the Corporation or its subsidiaries or affiliates in the current or past three years;

     * accepted any compensation from the Corporation or its subsidiaries or affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits or non-discretionary compensation);

     * an immediate family member who is, or has been in the past three years, employed by the Corporation or its subsidiaries or affiliates as an executive officer;

     * been a partner, controlling shareholder or an executive officer of any for-profit business to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation's securities) that exceed five percent of the Corporation's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

     * been employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee

          All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

          The members of the Audit Committee shall be elected by the Board annually at the Board Meeting following the Annual Meeting of Shareholders. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Committee membership.

III. Meetings

          The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. In addition, as part of its job to foster open communication, the Audit Committee shall meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

          The Audit Committee shall maintain minutes or other records of its meetings and activities. In addition, the Audit Committee shall report through its Chair to the Board of Directors following each meeting of the Audit Committee.

IV.  Responsibilities and Duties

          To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

     1. Review and update this Charter periodically but no less frequently than annually, as conditions dictate.

     2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants.

     3. Review with financial management and the independent accountants the Corporation's 10-Qs and 10-K prior to the filing of each. The Chair of the Audit Committee may represent the entire Committee for purposes of 10-Q reviews.

     4. Review and discuss with management and the independent accountant earnings press releases. The Committee should discuss in advance each earnings release and generally discuss the types of information to be disclosed and the type of presentation to be made in any earnings release or guidance. The failure to do so is not a violation of the Committee's Charter if circumstances do not permit the Committee to meet in advance of an earnings release.

     5. Review with management and the independent accountant any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Corporation's financial statements or accounting policies.

     6. Prepare the report required by the rules of the SEC to be included in the Corporation's annual proxy statement.

     7. Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

     8. Review any restatements of financial statements that have occurred or were recommended. Review the restatements made by other clients of the independent accountant.

INDEPENDENT ACCOUNTANTS

     9. Interview and retain the independent accountants, considering both independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Audit Committee shall (a) review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence; (b) review the performance of the independent accountants; and (c) appoint or terminate the independent accountants.

     10. Confer with the independent accountants concerning the scope of their examinations of the books and records of the Corporation and its subsidiaries; review and execute the independent accountants' annual engagement letter; direct the special attention of the accountants to specific matters or areas deemed by the Audit Committee or the accountants to be of special significance; and authorize the accountants to perform such supplemental review or audits as the Audit Committee may deem desirable.

     11. Review with management and the independent accountants significant risks and exposures, audit activities and significant audit findings.

     12. Review and approve the range and cost of audit as well as non-audit services performed by the independent accountants.

     13. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

FINANCIAL REPORTING PROCESS

     14. In consultation with the independent accountants, review the integrity of the Corporation's financial reporting processes, both internal and external.

     15.  Review and approve all related-party transactions.

     16. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

     17. Annually review major issues regarding the Corporation's auditing and accounting principles and practices and its presentation of financial statements, including the adequacy of the Corporation's systems of internal control and special audit steps adopted in light of material internal control deficiencies.

     18. Obtain from the independent accountants their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Corporation and its subsidiaries and review the correction of any controls deemed to be deficient.

     19.  Consider  and  approve,   if   appropriate,   major   changes  to  the
          Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

     20. Discuss with management and legal counsel the status of pending litigation, taxation matters, compliance policies and other areas of oversight applicable to the legal and compliance area as may be appropriate.

     21. Review with management and the independent accountant the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Corporation's financial statements.

PROCESS IMPROVEMENT

     22. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     23. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     24.  Review  any  significant   disagreement   among   management  and  the
          independent accountants in connection with the preparation of the financial statements.

     25. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review shall be conducted at an appropriate time subsequent to implementation of changes or improvements, as declared by the Audit Committee.)

     26. Review the procedures established by the Corporation that monitor the compliance by the Corporation with its loan and indenture covenants and restrictions.

ETHICAL AND LEGAL COMPLIANCE

     27. Establish, review and update periodically the Corporation's code of Business Conduct and ensure that management has established a system to enforce this code.

     28. Review management's monitoring of the Corporation's compliance with its code of Business Conduct, and ensure that management has the proper review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

     29. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

     30. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

     31. Perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

OTHER

     32. Conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

     33. Consider such other matters in relation to the financial affairs of the Corporation and its accounts, and in relation to the external audit of the Corporation as the Audit Committee may, in its discretion, determine to be advisable.

     Adopted by the Audit Committee and approved by the Board of Directors on April 9, 2003.

PROXY - ILX RESORTS INCORPORATED

2111 EAST HIGHLAND AVENUE, SUITE 210
PHOENIX, ARIZONA 85016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph P. Martori and Nancy J. Stone, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of ILX Resorts Incorporated held of record by the undersigned on April 14, 2003, at the Annual Meeting of Shareholders to be held June 19, 2003, or any adjournment thereof.

IN THE EVENT THE SHAREHOLDER DOES NOT INDICATE A PREFERENCE ON PROPOSAL NO. 1, MANAGEMENT INTENDS TO VOTE FOR PROPOSAL NO. 1.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ON THE REVERSE SIDE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS FOR WHICH THE SHAREHOLDER HAS NOT INDICATED A PREFERENCE OR IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

ILX RESORTS INCORPORATED
         [LOGO]

                                        [ ]  Mark this box with an X if you have
                                             made changes to your name or
                                             address details above.

================================================================================

ANNUAL MEETING PROXY CARD

A    ELECTION OF DIRECTORS

1.   The Board of Directors recommends a vote FOR the listed nominees.

                              FOR   WITHHOLD                               FOR   WITHHOLD
                              ---   --------                               ---   --------
01 - Steven R. Chanen         [ ]     [ ]       05 - Wayne M. Greenholtz   [ ]     [ ]
02 - Joseph P. Martori        [ ]     [ ]       06 - Nancy J. Stone        [ ]     [ ]
03 - Joseph P. Martori, II    [ ]     [ ]       07 - Steven A. White       [ ]     [ ]
04 - Patrick J. McGroder III  [ ]     [ ]       08 - Edward S. Zielinski   [ ]     [ ]

The undersigned revokes any proxies
heretofore given by the undersigned and
acknowledges receipt of the Notice of
Annual Meeting of Shareholders and Proxy
Statement furnished herewith and the
Annual Report to Shareholders also
delivered herewith.

                             YOUR VOTE IS IMPORTANT!

                     PLEASE VOTE, SIGN, DATE AND RETURN THIS
                PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

B AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

Please sign exactly as name appears at above. When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

Signature 1 - Please keep signature within the box     Signature 2 - Please keep signature within the box     Date (mm/dd/yyyy)

--------------------------------------------------     --------------------------------------------------     ----------------